UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

Intelsat S.A.

(Exact Name of Registrant as Specified in its Charter)

Grand Duchy of Luxembourg	001-35878	98-1009418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 rue Albert Borschette Luxembourg Grand Duchy of Luxembourg L-1246 (Address of principal executive offices)

+352 27-84-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares, nominal value $0.01 per share	INTEQ[1]	OTC Pink Marketplace[1]

1 On May 20, 2020, the New York Stock Exchange (“NYSE”) filed a Form 25 with the U.S. Securities and Exchange Commission to delist the common shares, $0.01 par value, of Intelsat S.A. (the “Registrant”) from the NYSE. The delisting became effective 10 days after the Form 25 was filed. The deregistration of the common shares under Section 12(b) of the Act will become effective 90 days after the filing date of the Form 25, at which point the common shares will be deemed registered under Section 12(g) of the Act. The Registrant’s common shares began trading on the OTC Pink Marketplace on May 19, 2020 under the symbol “INTEQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2020, Intelsat S.A. (the “Company”) amended its articles of incorporation (the “Articles”). The amendment was executed in order to update the amount of the Company’s issued share capital outstanding, in accordance with applicable Luxembourg law. A copy of the amendment is being furnished hereto as Exhibit 99.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 17, 2020, the Company held its 2020 Annual General Meeting of Shareholders in Luxembourg. The final voting results are set forth below. For more information on the proposals, see the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2020 (the “Proxy Statement”).

Proposal 1: By the following vote, the shareholders approved the Company’s statutory stand-alone financial statements for the year ended on December 31, 2019 (containing 2018 and 2019 financial information):

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
78,447,449	2,092,772	388,201	0

Proposal 2: By the following vote, the shareholders approved the Company’s consolidated financial statements for the year ended on December 31, 2019 (containing 2018 and 2019 financial information):

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
78,432,043	2,079,797	416,585	0

Proposal 3: By the following vote, the shareholders approved the allocation of the Company’s annual results for the year ended December 31, 2019:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
77,837,182	2,148,129	943,112	0

Proposal 4: By the following vote, the shareholders approved granting discharge (quitus) to the directors of the Company for the proper performance of their duties for the year ended December 31, 2019:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
66,863,511	12,278,423	445,965	0

Proposal 5: By the following vote, the following two persons were elected to serve as Class I directors of the Company, each for a term ending at the Company’s 2023 annual general meeting of shareholders:

Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Justin Bateman	64,770,395	4,971,632	9,845,872	0
Raymond Svider	56,486,459	13,249,878	9,851,561	0

Proposal 6: By the following vote, the shareholders approved the directors’ remuneration for the year 2020:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
66,069,444	10,652,378	2,866,077	0

Proposal 7: By the following vote, the shareholders approved the re-appointment of KPMG LLP as Independent Registered Public Accounting Firm and of KPMG Luxembourg, S.C. as approved statutory auditor (réviseurs d’entreprises agréés) of the Company:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
78,280,364	620,372	2,027,687	0

Proposal 8: By the following vote, the shareholders approved the renewal for a further five-year period (ending on June 17, 2025) of the authorization to the Company to purchase, acquire, receive or hold shares of any class in the Company within certain limits and subject to certain price parameters:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
64,360,992	13,904,435	2,662,998	0

Proposal 9: By the following vote, the shareholders approved, on a non-binding, advisory basis, the compensation of the named executive officers (“NEOs”), as disclosed in the Proxy Statement:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
63,941,597	12,904,158	2,742,143	0

Proposal 10: By the following vote, the shareholders approved, on a non-binding, advisory basis, a 1-YEAR frequency for future non-binding, advisory votes of shareholders to approve compensation for the NEOs:

Every 1-Year	Every 2-Years	Every 3-Years	Votes Abstaining	Broker Non-Votes
76,341,985	204,538	272,063	2,769,314	0

The Compensation Committee of the Board of Directors previously approved a frequency of every one (1) year to seek shareholder approval, on a non-binding, advisory basis, of the compensation of the NEOs as disclosed in the Proxy Statement until the 2021 annual general meeting of shareholders of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Consolidated Articles of Incorporation of Intelsat S.A., as amended on June 16, 2020.*

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: June 18, 2020	By:	/s/ Michelle Bryan
	Name:	Michelle Bryan
	Title:	Executive Vice President, General Counsel, Chief
Administrative Officer & Secretary